UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Verity, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VERITY, INC.

894 Ross Drive

Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On October 23, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of VERITY, INC., a Delaware corporation. The meeting will be held on Thursday, October 23, 2003 at 11:00 a.m. local time at the Sunnyvale Sheraton, 1100 North Mathilda Avenue, Sunnyvale, California for the following purposes:

1.	To elect two directors to hold office until the 2006 Annual Meeting of Stockholders.

2.	To ratify the selection by the audit committee of our board of directors of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending May 31, 2004.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is August 26, 2003. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Timothy J. Moore

Secretary

Sunnyvale, California

September 10, 2003

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

VERITY, INC.

894 Ross Drive

Sunnyvale, California 94089

PROXY STATEMENT

FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

To be held on October 23, 2003

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the board of directors of Verity, Inc. is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders. We invite you to attend the annual meeting and request that you vote on the proposals described in this proxy statement. The meeting will be held on Thursday, October 23, 2003 at 11:00 a.m. local time at the Sunnyvale Sheraton, 1100 North Mathilda Avenue, Sunnyvale, California. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about September 10, 2003 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on August 26, 2003 will be entitled to vote at the annual meeting. On this record date, there were 37,372,284 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on August 26, 2003, your shares were registered directly in your name with our transfer agent, Equiserve Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on August 26, 2003, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of two directors to serve until the 2006 Annual Meeting of Stockholders; and

•	Ratification of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending May 31, 2004.

How do I vote?

You may either vote “For” all the nominees to the board of directors or you may abstain from voting for any nominee you specify. For the ratification of PricewaterhouseCoopers LLP as our independent auditors, you may vote “For” or “Against” or you may abstain from voting. The procedures for voting are set forth below:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of August 26, 2003.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director and “For” the ratification of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending May 31, 2004. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Investor Relations Department, Verity, Inc., 894 Ross Drive, Sunnyvale, California 94089.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by May 11, 2004 to our Investor Relations Department, Verity, Inc., 894 Ross Drive, Sunnyvale, California 94089, unless our 2004 Annual Meeting of Stockholders is held before September 23, 2004, or after November 22, 2004, in which event notice by stockholders must be received a reasonable time before we begin to print and mail our proxy materials. If you wish to bring matters or propose nominees for director at our 2004 Annual Meeting of Stockholders, even if you do not request that these matters be included in next year’s proxy materials, you must provide us with information required by our bylaws by May 11, 2004, unless our 2004 Annual Meeting of Stockholders is held before September 23, 2004, or after November 22, 2004, in which event notice by stockholders must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For,” “Against” and “Withheld” votes, abstentions and broker non-votes. “Broker non-votes” occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•	To be approved, Proposal No. 1, the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2, the ratification of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending May 31, 2004, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented at the meeting or by proxy. On the record date, there were 37,372,284 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter ending November 30, 2003.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. If there are vacancies on the board, only a majority of the remaining directors may elect persons to fill such vacancies. The board’s election of a director to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until such director’s successor is elected and qualified, including vacancies created by an increase in the number of directors.

Our board presently has eight members. There are two directors in the class whose term of office expires in 2003. Our stockholders previously elected each of the nominees for election to this class. If our stockholders elect each of these nominees at the annual meeting, each would serve until the 2006 Annual Meeting of Stockholders and until his successor is elected and qualified, or until the director’s death, resignation or removal.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election for a Three-Year Term Expiring at the 2006 Annual Meeting

Anthony J. Bettencourt

Mr. Anthony J. Bettencourt, age 42, has served as a member of our board of directors since September 1999. Mr. Bettencourt joined us in July 1995 as Vice President of North American Sales. He was subsequently promoted to Vice President of Worldwide Sales and Marketing and served in this position until his departure in December 1996. From December 1996 to September 1997, Mr. Bettencourt served as an officer of OnLive! Technologies, a private technology company. Mr. Bettencourt rejoined us in September 1997 as Senior Vice President, Worldwide Sales and Product Marketing. We appointed him to the position of President in September 1999 and to the position of President and Chief Executive Officer in March 2003. Prior to initially joining us, Mr. Bettencourt served as Vice President of Sales for Versant Object Technology from 1992 to June 1995 and as Director of U.S. Sales for Versant Object Technology from July 1990 to 1992. From December 1988 to July 1990, Mr. Bettencourt served as Vice President of Sales for Rockwell CMC.

Stephen A. MacDonald

Mr. Stephen A. MacDonald, age 57, has served as a member of our board of directors since December 1988. From May 1983 until May 1996, Mr. MacDonald was employed by Adobe Systems Incorporated, a software company, where he served as Senior Vice President and Chief Operating Officer. From May 1996 to April 1998, he served as President and Chief Executive Officer of Active Software, Inc., a software company. Mr. MacDonald was an independent consultant from May 1998 through September 2000. From October 2000 to June 2003, Mr. MacDonald served as President and Chief Executive Officer of Bellamax, Inc., a startup software company. Mr. MacDonald is currently an independent consultant. Mr. MacDonald holds a B.Sc. from Dalhousie University.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE

Directors Continuing in Office Until the 2004 Annual Meeting

Karl C. Powell, Jr.

Mr. Karl C. Powell, Jr., age 60, has served as a member of our board of directors since August 2000. Mr. Powell also serves as President and Chief Executive Officer of WireCACHE, Inc., a corporation engaged in the development of application acceleration tools, and has done so since February 2002. Mr. Powell was a co-founder of Sequent Computer Systems, Inc. and served as a director from 1983 until 1999, when it was acquired by IBM. He also served as Chairman of the Board of Sequent Computer Systems and as Chief Executive Officer from its inception. Mr. Powell also serves as a Director on the Board of Directors of Auspex Systems Inc., a provider of network attached storage solutions. Mr. Powell holds a B.S. in Mechanical Engineering from the U.S. Merchant Marine Academy.

Gary J. Sbona

Mr. Gary J. Sbona, age 60, has served as a member of our board of directors since May 1998, as our Chairman of Board since March 1999 and as our Executive Chairman since March 2003. Mr. Sbona also served as our President from July 1997 to September 1999 and our Chief Executive Officer from July 1997 to February 2003. Mr. Sbona currently serves as Chairman and Chief Executive Officer of Auspex Systems Inc., a provider of network attached storage solutions, and Clarent Corporation, a provider of softswitch and Voice over Internet Protocol (VoIP) solutions for next generation networks. In addition, Mr. Sbona also serves as a director of Calico Commerce Inc., a provider of interactive selling software for organizations selling complex products or services over the Internet. Since 1974, Mr. Sbona has also served as Chairman and Chief Executive Officer of Regent Pacific Management Corporation, a management services firm that is currently providing us with management services.

John G. Schwarz

Mr. John G. Schwarz, age 52, has served as a member of our board of directors since March 2003. Mr. Schwarz has served as President and Chief Operating Officer of Symantec Corporation since December 2001. Prior to joining Symantec, Mr. Schwarz served as President and Chief Executive Officer of Reciprocal Inc., which provided business-to-business secure e-commerce services for digital content distribution over the Internet, from January 2000 to November 2001. Before joining Reciprocal, Mr. Schwarz spent 25 years at IBM Corporation in various technical and executive positions, most recently as General Manager, Industry Solutions. Mr. Schwarz holds a diploma in business administration from the University of Toronto and an undergraduate degree in computer science from the University of Manitoba.

Directors Continuing in Office Until the 2005 Annual Meeting

Victor A. Cohn

Mr. Victor A. Cohn, age 54, has served as member of our board of directors since March 2003. Since March 2001, Mr. Cohn has been a principal of Focal Point Partners, a business and financial management firm. From April 2000 until March 2001, Mr. Cohn served as the Chairman and Director of Alley Capital Partners, an investment banking firm. From September 1996 until March 2000, Mr. Cohn served as a Senior Managing Director at Bear, Stearns & Co. Inc., an investment bank, where he was the Head of Equity Capital Markets. Mr. Cohn is a director of Printcafe Software, Inc., a provider of software solutions designed specifically for the printing industry supply chain. Mr. Cohn holds a B.S. in Finance from The Pennsylvania State University.

Steven M. Krausz

Mr. Steven M. Krausz, age 48, has served as a member of our board of directors since May 1988. Mr. Krausz has been a Managing Member of the venture capital funds U.S. Venture Partners III, IV, V, VI and VII, U.S.V. Entrepreneur Partners and BHMS Partners III since 1985. Mr. Krausz is the Chairman of the Board of Directors of Occam Networks, Inc., a provider of telecom equipment. Mr. Krausz holds a B.S. in Electrical Engineering and an M.B.A. from Stanford University.

Charles P. Waite, Jr.

Mr. Charles P. Waite, Jr., age 48, has served as a member of our board of directors since May 1988. Mr. Waite has been a General Partner of OVP Venture Partners II and a Vice President of Northwest Venture Services Corp. since 1987, a General Partner of OVP Venture Partners III since 1994 and a General Partner of OVP Venture Partners IV since 1997, all of which are venture capital firms. Mr. Waite is also a director of several privately held companies. Mr. Waite holds an A.B. in History from Kenyon College and an M.B.A. from Harvard University.

Board Committees and Meetings

During the fiscal year ended May 31, 2003, our board held 12 meetings and acted by unanimous written consent three times. Our board has an audit committee, a compensation committee and a nominating committee.

The audit committee oversees our corporate accounting and financial reporting processes. For this purpose, the audit committee performs several functions: it meets with our independent auditors at least once a year to review the results of the annual audit and discuss the financial statements; selects the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors’ performance; and considers the independent auditors’ comments regarding the adequacy of staff and management performance and procedures in connection with audit and financial controls. Four non-employee directors comprise the audit committee: Messrs. Cohn, Krausz, MacDonald and Waite. Mr. Cohn joined the committee in March 2003. The audit committee met four times and acted by unanimous written consent once during the fiscal year ended May 31, 2003. All members of the audit committee are independent as defined in Rule 4200(a)(14) of the NASD listing standards. The audit committee has a written charter adopted by our board, which is attached to this proxy statement as Appendix A.

The compensation committee approves salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and performs other functions regarding compensation as the board may delegate. Three non-employee directors comprise the compensation committee: Messrs. Krausz, Schwarz and Waite. Mr. Schwarz joined the committee in March 2003. The compensation committee acted by unanimous written consent 16 times during the fiscal year ended May 31, 2003.

The nominating committee interviews, evaluates, nominates and recommends individuals for membership on our board and the various committees of our board, and nominates specific individuals to be elected as officers by the board. No procedure has been established for the consideration of nominees recommended by stockholders. Three non-employee directors comprise the nominating committee: Messrs. MacDonald, Powell and Waite. The nominating committee acted by unanimous written consent twice during the fiscal year ended May 31, 2003.

During the fiscal year ended May 31, 2003, each board member attended 75% or more of the aggregate of the meetings of the board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee of our board has selected PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending May 31, 2004 and our board has concurred with this selection and directed that management submit the selection of independent auditors for ratification by our stockholders at the annual meeting. PricewaterhouseCoopers LLP and its predecessor entity have audited our financial statements since our inception. We expect representatives of PricewaterhouseCoopers LLP to be present at the annual meeting. Such representatives of PricewaterhouseCoopers LLP will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors. However, we are submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if the audit committee determines that such a change would be in our and our stockholders’ best interests.

Audit Fees.    During the fiscal years ended May 31, 2003 and May 31, 2002, the aggregate fees for services provided by PricewaterhouseCoopers LLP were $286,348 and $159,000, respectively, for the audit of our financial statements for such fiscal years, the review of our interim financial statements and the review of documents filed with the Securities and Exchange Commission (“SEC”).

Audit-Related Fees.    During the fiscal years ended May 31, 2003 and May 31, 2002, the aggregate fees for services provided by PricewaterhouseCoopers LLP were $82,084 and $170,500, respectively, for assurance and related services related to employee benefit plan audits and due diligence related to mergers and acquisitions that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

Tax Fees.    During the fiscal years ended May 31, 2003 and May 31, 2002, the aggregate fees for services provided by PricewaterhouseCoopers LLP were $367,167 and $667,000, respectively, for tax compliance, including the preparation of tax returns and claims for refund, tax planning and advice and requests for rulings or technical advice from tax authorities.

All Other Fees.    During the fiscal years ended May 31, 2003 and May 31, 2002, the aggregate fees for services provided by PricewaterhouseCoopers LLP were approximately $244,620 and $8,400, respectively, for professional services other than audit fees, audit-related fees and tax fees.

The audit committee has determined the rendering of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of May 31, 2003.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,603,082	$23.60	1,294,073	(1)
Equity compensation plans not approved by security holders	17,987,697	$16.64	6,031,479

Total	23,590,779	$18.30	7,325,552

(1)	Includes 731,759 shares of common stock available for future issuance under our 1995 Employee Stock Purchase Plan, as amended, as of May 31, 2003. Eligible participants purchased an aggregate amount of 406,628 shares under the Employee Stock Purchase Plan in fiscal year 2003.

As of May 31, 2003, we had adopted the following stock option plans without the approval of our stockholders: 1996 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Plan for Verity Canada. The following paragraphs outline the material features of these plans.

1996 Nonstatutory Stock Option Plan

General.    The 1996 Nonstatutory Stock Option Plan provides for the grant of nonstatutory stock options. We reserved an aggregate of 29,700,000 shares of common stock for issuance under the plan. As of May 31, 2003, 16,654,427 shares were to be issued upon the exercise of outstanding options and 5,695,842 shares were available for future grant under the plan.

Eligibility.    Stock options may be granted only to our or any of our subsidiary’s employees, directors and consultants. Starting from August 20, 2001 and to each anniversary of such date, the aggregate number of shares made pursuant to stock options granted to officers, directors and any person subject to Section 16 of the Securities and Exchange Act of 1934, as amended, (the “1934 Act”), shall not exceed 50% of the number of shares made pursuant to stock options granted in such time period, except that stock options granted to such persons as an essential inducement for such person to become our or any of our subsidiary’s employee are not included in such 50% limitation.

Exercise Price; Payment.    The exercise price of options may not be less than 85% of the fair market value of our stock on the effective date of the grant. The exercise price of options must be paid (i) in cash, (ii) by tender of shares of common stock (having a fair market value not less than the exercise price) owned by the option holder, (iii) by a cashless exercise; (iv) by the option holder’s promissory note in a form approved by us; (v) by such other consideration as may be approved by our board; or (vi) by any combination of the foregoing.

Vesting.    Stock options granted under the plan are exercisable immediately, unless our board provides otherwise. The shares issued pursuant to the stock options may be subject to our repurchase as our board determines at the time the board grants the option.

Term.    The options have a term of 10 years from the effective date of the grant. Our board also has the authority to vary the terms.

Effect of Certain Corporate Transactions.    In the event of (a) a sale or exchange by the stockholders of all or substantially all of our voting stock or certain mergers or consolidations to which we are a party and in which our stockholders do not retain beneficial ownership of at least a majority of our or our successor’s voting stock, (b) the sale, exchange or transfer of all or substantially all of our assets other than to one or more subsidiary corporations, or (c) our liquidation or dissolution, the acquiring or successor corporation may either assume or substitute new options for the options outstanding under the plan. To the extent that the options outstanding under the plan are not assumed, substituted for, or exercised prior to such event, they will terminate.

1997 Nonstatutory Stock Option Plan for Verity Canada

General.    The 1997 Nonstatutory Stock Option Plan for Verity Canada provides for the grant of nonstatutory stock options. We reserved an aggregate of 2,590,000 shares of common stock for issuance under the plan. As of May 31, 2003, 1,333,270 shares were to be issued upon the exercise of outstanding options and 335,637 shares were available for future grant under the plan.

Eligibility.    Stock options may be granted only to employees and consultants of 14943 Yukon Inc., a Yukon corporation and our wholly-owned subsidiary, or a subsidiary of 14943 Yukon Inc. No options may be granted to any person whose eligibility to participate would require approval of the plan by our stockholders.

Exercise Price; Payment.    The exercise price of options may not be less than the fair market value of our stock on the effective date of the grant. The exercise price of options must be paid (i) in cash, (ii) by tender of shares of common stock (having a fair market value not less than the exercise price) owned by the option holder, (iii) by a cashless exercise; (iv) by the option holder’s promissory note in a form approved by us; (v) by such other consideration as may be approved by our board; or (vi) by any combination of the foregoing.

Vesting.    Stock options granted under the plan are exercisable immediately, unless our board provides otherwise. The shares issued pursuant to the stock options may be subject to our repurchase as our board determines at the time the board grants the option.

Term.    The options have a term of 10 years from the effective date of the grant. Our board also has the authority to vary the terms.

Effect of Certain Corporate Transactions.    In the event of (a) a sale or exchange by the stockholders of all or substantially all of our voting stock or certain mergers or consolidations to which we are a party and in which our stockholders do not retain beneficial ownership of at least a majority of our or our successor’s voting stock, (b) the sale, exchange or transfer of all or substantially all of our assets other than to one or more subsidiary corporations, or (c) our liquidation or dissolution, the acquiring or successor corporation may either assume or substitute new options for the options outstanding under the plan. To the extent that the options outstanding under the plan are not assumed, substituted for, or exercised prior to such event, they will terminate.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of July 31, 2003 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner	Shares Issuable Pursuant to Options Exercisable Within 60 Days of July 31, 2003	Number of Shares (Including Numbers Shown in First Column)	Percent of Total (%)
Directors and Executive Officers
Gary J. Sbona	3,330,099	3,330,099	8.2
Anthony J. Bettencourt	1,334,625	1,334,625	3.4
Stephen A. MacDonald(2)	398,957	412,357	1.1
Charles P. Waite, Jr.(3)	354,211	363,656	*
Steven M. Krausz	291,557	291,557	*
Karl C. Powell, Jr.	167,916	167,916	*
Victor A. Cohn	15,000	15,000	*
John G. Schwarz	15,000	15,000	*
Dr. Ashok K. Chandra	762,926	764,267	2.0
Hugo Sluimer	473,701	473,701	1.3
Michael D. Mooney	469,426	469,429	1.2
All directors and executive officers as a group (16 persons)	8,828,150	8,854,543	19.2

5% Stockholders
Wellington Management Company, LLP(4)	—	3,617,680	9.7
Citigroup, Inc.(5)	—	3,450,412	9.2
Westfield Capital Management Company, LLP(6)	—	2,302,400	6.2
Franklin Resources, Inc.(7)	—	1,957,000	5.2

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 37,357,619 shares outstanding on July 31, 2003, adjusted as required by rules promulgated by the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable pursuant to options held by that person that are currently exercisable or exercisable within 60 days of July 31, 2003 are deemed to be beneficially owned. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the beneficial owners of 5% or more of our common stock named above is 894 Ross Drive, Sunnyvale, California 94089.

(2)	Includes 5,000 shares held by Stephen A. MacDonald and spouse as Trustees of the MacDonald Family Trust.

(3)	Includes 83 shares held by NWVS Corp Profit Sharing Retirement Trust and 410 shares held by Charles P. Waite and Susan B. Waite.

(4)

Wellington Management Company, LLP, an investment advisor, supplied the information as of March 31, 2003. Wellington Management Company has shared voting power with respect to 2,297,677 of these shares and has shared investment power with respect to 3,617,680 of these shares with investment advisory clients of Wellington Management Company, and consequently may be deemed to beneficially own these shares. Wellington Management Company, LLP disclaims pecuniary interest in such shares. Wellington Management Company, LLP is located at 75 State Street, Boston, Massachusetts 02109.

(5)	Based solely on a Schedule 13G/A filed with the SEC on February 12, 2003 reporting beneficial ownership as of December 31, 2002. These shares represent shares deemed to be beneficially owned by Citigroup, Inc. through its subsidiaries, according to Rule 13d-3(a) of the 1934 Act. All shares are held for the benefit of third party customers. Citigroup, Inc. is the sole shareholder of Salomon Smith Barney Holdings Inc. and has shared voting and/or investment power with respect to these shares, and consequently may be deemed to beneficially own these shares. Salomon Smith Barney Holdings Inc. is the sole shareholder of Salomon Brothers Holding Company Inc. and has shared voting and/or investment power with respect to 3,362,734 shares, and consequently may be deemed to beneficially own these shares. Salomon Brothers Holding Company Inc. is the sole shareholder of Salomon Smith Barney, Inc. and has shared voting and/or investment power with respect to 2,461,914 shares, and consequently may be deemed to beneficially own these shares. Citigroup, Inc. is located at 399 Park Avenue, New York, New York 10043 and Salomon Smith Barney Holdings Inc., Salomon Brothers Holding Company Inc. and Salomon Smith Barney, Inc. are located at 388 Greenwich Street, New York, New York 10013.

(6)	Westfield Capital Management Company, LLP, an investment advisor, supplied the information as of June 30, 2003. Westfield Capital Management Company, LLP has shared voting and investment power with respect to all of these shares with investment advisory clients of Westfield Capital Management Company, and consequently may be deemed to beneficially own these shares. Westfield Capital Management Company is located at One Financial Center, 23rd Floor, Boston, Massachusetts 02111.

(7)	Based solely on a Schedule 13G/A filed with the SEC on February 12, 2003 reporting beneficial ownership as of December 31, 2002. Franklin Advisers, Inc., an investment advisor to Franklin Resources, Inc., has sole voting power and investment power with respect to these shares and consequently may be deemed to beneficially own these shares. Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the common stock of Franklin Resources, Inc. and consequently may be deemed to beneficially own the shares held by Franklin Resources, Inc. Franklin Advisers, Inc., Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. disclaim beneficial ownership of the shares held by Franklin Resources, Inc. except to the extent of their respective pecuniary interest therein. Franklin Resources, Inc. is located at One Franklin Parkway, San Mateo, California 94403.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended May 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation of Directors

Each of our non-employee directors receives an annual retainer of $25,000. Directors are also reimbursed for their expenses in attending board and committee meetings. Each person who is first elected or appointed as a non-employee director (excluding any person who is already a director at the time of first becoming a non-employee director) is automatically granted an option to purchase 40,000 shares of our common stock on the date of such election or appointment pursuant to our 1995 Outside Directors Stock Option Plan. In addition, all directors who have served on the board for more than six months and are not members of management receive a stock option to purchase 40,000 shares of our common stock on the date of each annual stockholders meeting. The exercise price of each option is the fair market value of our common stock on the day of grant (based on the closing sales price reported on the Nasdaq National Market for the date of grant). Each such option vests over four years and generally must be exercised within ten years. To the extent that sufficient shares are not available under the 1995 Outside Directors Stock Option Plan, our practice has been to grant options to purchase our common stock under our 1996 Nonstatutory Stock Option Plan in the amounts to which the non-employee directors otherwise would have received.

During the last fiscal year, we granted options to purchase an aggregate of 760,000 shares to our non-employee directors at a weighted average exercise price of approximately $11.32 per share. Messrs. Cohn and Schwarz each received options to purchase 100,000 shares of our common stock, and Messrs. Krausz, MacDonald, Powell and Waite each received options to purchase 140,000 shares of our common stock. We granted options to purchase 240,000 of these shares under our 1995 Outside Directors Stock Option Plan and options to purchase the remaining 520,000 of these shares under our 1996 Nonstatutory Stock Option Plan. The exercise price of each option is the fair market value of our common stock on the date of grant (based on the closing sales price reported on the Nasdaq National Market for the date of grant).

Compensation of Executive Officers

The following table shows for the fiscal years ended May 31, 2003, 2002 and 2001, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other four most highly compensated executive officers at May 31, 2003 (the “Named Executive Officers”):

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Securities Underlying Options	Other Compensation ($)(1)
Anthony J. Bettencourt(2) Chief Executive Officer, President and Director	2003 2002 2001	349,231 300,000 300,000	247,644 305,000 305,000	(3) (4) (5)	900,000 400,000 450,000	240 240 240

Gary J. Sbona(6) Executive Chairman of the Board	2003 2002 2001	52,000 52,000 52,000	5,200 7,800 10,400		1,000,000 1,000,000 807,000	410 336 336

Michael D. Mooney Senior Vice President, North American Sales and Business Development	2003 2002 2001	257,580 225,000 175,000	146,121 546,405 276,854	(7) (8)	400,000 150,000 225,000	240 240 240

Dr. Ashok K. Chandra Senior Vice President, Development and New Business Activities	2003 2002 2001	358,000 339,333 310,000	71,600 67,867 158,500		250,000 250,000 350,000	752 552 552

Hugo Sluimer(9) Senior Vice President, International Sales and European Operations	2003 2002 2001	232,403 176,228 109,823	459,177 188,154 411,658	(10) (11) (12)	350,000 150,000 100,000	— — —

(1)	Represents premiums paid on behalf of such executive officer for life insurance coverage in excess of a base amount of $50,000 in coverage.

(2)	Mr. Bettencourt was appointed to the position of Chief Executive Officer in March 2003.

(3)	$150,769 represents sales commissions earned under a sales plan. Mr. Bettencourt received bonuses during fiscal year 2003 for his role as our President until February 2003 and for his role as our President and Chief Executive Officer from March 2003. Please see “Report of the Compensation Committee of the Board of Directors on Executive Compensation” below.

(4)	$200,000 represents sales commissions earned under a sales plan.

(5)	$200,000 represents sales commissions earned under a sales plan.

(6)	Mr. Sbona served as our Chief Executive Officer until March 2003 when we appointed him as the Executive Chairman of the Board. Mr. Sbona is partially compensated for his services to us by Regent Pacific Management Corporation. Please see “Certain Relationships and Related Transactions” below.

(7)	$136,538 represents sales commissions earned under a sales plan and $9,583 represents car allowance.

(8)	Represents sales commissions earned under a sales plan.

(9)	Mr. Sluimer works in our Netherlands office. We paid Mr. Sluimer in Dutch Guilders until January 28, 2002, when Dutch Guilders converted into Euros, and since January 28, 2002, we have been paying Mr. Sluimer in Euros. The reported amounts are in U.S. dollars and are based on the average annual exchange rate for Dutch Guilders and Euros, as applicable, for each fiscal year.

(10)	$425,747 represents sales commissions earned under a sales plan and $9,645 represents a car allowance. In addition, $23,784 represents miscellaneous tax gross up reimbursements. The reported amounts are in U.S. dollars and are based on the average annual exchange rate for Euros.

(11)	$171,510 represents sales commissions earned under a sales plan and $16,644 represents a car allowance. The reported amounts are in U.S. dollars and are based on the average annual exchange rate for Dutch Guilders and Euros, as applicable (please see note 9 above).

(12)	$396,923 represents sales commissions earned under a sales plan and $14,735 represents a car allowance. The reported amounts are in U.S. dollars and are based on the average annual exchange rate for Dutch Guilders.

Stock Option Grants and Exercises

We grant options to our executive officers under our 1995 Stock Option Plan and 1996 Nonstatutory Stock Option Plan. The following tables show for the fiscal year ended May 31, 2003, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

Option Grants in Last Fiscal Year

Individual Grants
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year(2) (%)	Exercise Price per Share ($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name					5% ($)	10% ($)
Anthony J. Bettencourt	600,000 300,000	6.82 3.41	9.75 16.48	07/18/10 03/04/11	2,793,114 2,360,540	6,689,995 5,653,903

Gary J. Sbona	1,000,000	11.36	9.75	07/18/10	4,655,191	11,149,991

Michael D. Mooney	250,000 150,000	2.84 1.70	9.75 14.89	07/18/10 02/12/11	1,163,798 1,066,397	2,787,498 2,554,206

Dr. Ashok K. Chandra	250,000	2.84	9.75	07/18/10	1,163,798	2,787,498

Hugo Sluimer	200,000 150,000	2.27 1.70	9.75 14.89	07/18/10 02/12/11	931,038 1,066,397	2,229,998 2,554,206

(1)	Options granted in fiscal year 2003 vest monthly over a 24-month period.

(2)	Based on an aggregate of options to purchase 8,802,175 shares granted to employees, including the individuals listed in the Summary Compensation Table, in fiscal year 2003.

(3)	The potential realizable value is calculated based on the term of the option at its time of grant, 8 years, compounded annually. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year End Option Values

	Shares Acquired on Exercise	Value Realized(1) ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(2)
Name			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Anthony J. Bettencourt	280,402	2,079,533	1,184,625	625,000	5,293,143	5,055,500
Gary J. Sbona	580,221	4,621,890	3,163,432	583,334	15,676,298	6,445,841
Michael D. Mooney	176,275	1,237,475	388,801	316,304	1,330,458	2,387,153
Dr. Ashok K. Chandra	166,155	1,221,213	704,592	195,835	2,522,263	1,611,466
Hugo Sluimer	—	—	384,285	282,084	2,549,545	2,366,358

(1)	Represents the closing price of our common stock on the exercise date minus the aggregate exercise price of such option.

(2)	Calculated on the basis of the closing price of our common stock on May 30, 2003, equal to $20.80 per share, as reported by The Nasdaq National Market, minus the aggregate exercise price.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

Our 1995 Stock Option Plan, 1996 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Plan for Verity Canada each provides that, in the event of (a) a sale or exchange by the stockholders of all or substantially all of our voting stock or certain mergers or consolidations to which we are a party and in which our stockholders do not retain beneficial ownership of at least a majority of our or our successor’s voting stock, (b) the sale, exchange or transfer of all or substantially all of our assets other than to one or more subsidiary corporations, or (c) our liquidation or dissolution, our board may provide for the acquiring or successor corporation to assume or substitute new options for the options outstanding under each of the stock option plans. To the extent that the options outstanding under each of the stock option plans are not assumed, substituted for, or exercised prior to such event, they will terminate; provided, however, that we have granted options to certain of our officers, including the individuals listed in the Summary Compensation Table, which provide for acceleration of vesting upon such a change in control.

On July 31, 1997, we appointed Gary J. Sbona as our President and Chief Executive Officer, and we entered into an agreement with Regent Pacific Management Corporation, a management firm of which Mr. Sbona is the Chairman and Chief Executive Officer, which agreement was subsequently amended. Please see “Certain Relationship and Related Transactions.” Mr. Sbona served as our Chief Executive Officer until March 2003 when we promoted Mr. Bettencourt to that position, and we appointed Mr. Sbona as our Executive Chairman.

On March 4, 2003, in connection with Mr. Bettencourt’s appointment as our President and Chief Executive Officer, we agreed to compensate Mr. Bettencourt at an annual salary of $500,000 with an annual incentive bonus of $175,000, subject to achievements of milestones and/or other criteria. Further, we agreed to grant to Mr. Bettencourt an option to purchase 300,000 shares of our common stock, vesting monthly over two years until fully vested or Mr. Bettencourt’s employment is terminated. Mr. Bettencourt may exercise the option for twelve months after his employment terminates. The vesting of the option shall accelerate in full upon termination of Mr. Bettencourt’s employment following our change of control. In the event that we terminate Mr. Bettencourt without cause or if he resigns for good reason, Mr. Bettencourt will receive an amount equal to his base salary for 12 months and full payment of the annual incentive bonus. On August 25, 2003, we entered into an employment agreement effective as of March 4, 2003 with Mr. Bettencourt memorializing this agreement, which replaces all prior agreements.

On December 27, 2002, we entered into a letter agreement with Steven R. Springsteel to serve as our Senior Vice President of Finance and Administration and Chief Financial Officer. We agreed to compensate Mr. Springsteel at an annual salary of $320,000.00 and a guaranteed bonus of $64,000 payable before June 30, 2003. Beginning in fiscal year 2004, Mr. Springsteel will be eligible for an annual bonus of up to 20% of his gross earnings through the fiscal year end, subject to certain achievements and Mr. Springsteel’s employment standing at the time the bonuses are paid. Further, we granted to Mr. Springsteel two options to purchase shares of our common stock. First, we granted to Mr. Springsteel an option to purchase 150,000 shares of our common stock, of which 50% of the shares subject to the option vest six months after Mr. Springsteel’s employment and the remainder of the shares subject to the option vest monthly over six months thereafter. Second, we granted to Mr. Springsteel an option to purchase 200,000 shares of our common stock, of which 25% of the shares subject to the option vest six months after Mr. Springsteel’s employment and the remainder of the shares subject to the option vest monthly over 18 months thereafter. In the event that Mr. Springsteel’s employment is involuntarily terminated as a result of a change in control, Mr. Springsteel is entitled to receive his base salary and health insurance benefits for a period of six months from the date of termination and an acceleration of unvested options.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The audit committee of our board consisted of Messrs. Cohn, Krausz, MacDonald and Waite. Mr. Cohn became a member of the committee in March 2003. Under currently applicable rules, all members are independent as defined in Rule 4200(a)(14) of the NASD listing standard. Our board has adopted a written charter for the audit committee, which is attached as Appendix A.

The audit committee oversees our financial reporting process on behalf of our board. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the annual report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under Statement of Auditing Standards No. 1. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and us, including the matters in the written disclosures received by us as required by the Independence Standards Board Standards No. 1 and considered the compatibility of nonaudit services with the auditors’ independence.

The audit committee discussed with our independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting. The committee held four meetings and acted by unanimous written consent once during fiscal year 2003.

In reliance on the reviews and discussions referred to above, the audit committee recommended to our board, and our board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2003 for filing with the SEC. The committee has selected, subject to stockholder approval, PricewaterhouseCoopers LLP as our independent auditors for the year ending May 31, 2004.

Audit Committee

Victor A. Cohn

Steven M. Krausz

Stephen A. MacDonald

Charles P. Waite, Jr.

1 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “1933 Act”) or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION2

The compensation committee is comprised of three non-employee directors of our board, Messrs. Krausz, Schwarz and Waite. Mr. Schwarz became a member of the committee in March 2003. The committee is responsible for setting and administering policies governing compensation of executive officers. For all executive officers, the committee reviews the performance and compensation levels, sets salary and bonus levels and makes option grants under our 1995 Stock Option Plan, 1996 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Plan for Verity Canada.

Compensation Policies Generally

The goals of our executive officer compensation policies are to attract, retain and reward executive officers who contribute to our success, to align executive officer compensation with our performance and to motivate executive officers to achieve our business objectives. We use salary, executive officer bonuses and stock options to achieve these goals.

Salaries and Bonuses.    Salaries are set for each executive officer with reference to a range of salaries for comparable positions among high technology companies of similar size and location. Annual salary adjustments take into account individual executive officer’s achievements during the prior fiscal year toward key company-wide objectives set annually by our board, in consultation with our Chief Executive Officer, as well as the executive officer’s performance of his individual responsibilities.

Our variable cash incentive compensation for fiscal year 2003 was provided through our employee bonus plan for all executive officers except for our President, whose bonus plan for fiscal year 2003 was determined based upon negotiations between the officer and us. In accordance with the committee’s goal, fiscal year 2003 variable cash incentive compensation for the bonus plan participants was targeted for up to 20% of the officer’s salary (except for Mr. Chandra, whose target was up to 40% of his salary, and Mr. Bettencourt, whose target was up to 35% of his salary as President and Chief Executive Officer) if predetermined corporate revenue and net income objectives were achieved. Further, Mr. Spingsteel joined us in January 2003 and received a fixed bonus of $64,000 on June 30, 2003, representing 20% of his annual salary.

Stock Options.    The committee strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. Initial stock option grants to executive officers are subject to four year vesting. The size of the initial grant has been determined with reference to comparable stock option compensation offered by similarly sized high technology companies for similar positions and responsibilities and expected future contributions of the executive officer, as well as recruitment considerations. In determining the size of, or whether to grant, refresher grants, the committee has considered each executive officer’s performance during the previous periods and expected contributions during future periods, as well as the relative position and responsibilities of each executive officer and previous option grants to such executive officers. Refresher option grants to executive officers granted during fiscal year 2003 vest monthly over a two-year period from the date of grant. The committee believes that refresher options have provided strong incentives for executive officers to remain with us.

Deductibility of Executive Compensation.    We have considered regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or proposed regulations. The

2 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

committee concluded in March 1996 that it would be advisable to establish certain restrictions on the granting of options under the 1995 Stock Option Plan to assist in the qualification of compensation recognized in connection with the exercise of such options for an exemption; the stockholders approved these restrictions at the Special Meeting of Stockholders held on March 28, 1996. The committee does not believe that other components of our compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concludes that no further action with respect to qualifying such compensation for deductibility is necessary at this time. In the future, the committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

Chief Executive Officer Compensation

On July 31, 1997, we appointed Mr. Sbona as our President and Chief Executive Officer, and we entered into an agreement with Regent Pacific Management Corporation, a management firm of which Mr. Sbona is the Chairman and Chief Executive Officer. Pursuant to the agreement, as amended, Regent Pacific provides us management services at a fee of $50,000 per week. Please see “Certain Relationships and Related Transactions” for a further description of this agreement.

Mr. Sbona became our employee effective February 16, 1998 and receives a salary of $52,000 per year, or $1,000 per week. The board determined Mr. Sbona’s salary by taking into consideration the value of the services he provided to us and Mr. Sbona’s interest in the amounts paid to Regent Pacific. Mr. Sbona also received a bonus of $5,200 in fiscal year 2003 based on these same considerations.

Mr. Sbona served as our Chief Executive Officer until March 2003, when we promoted Mr. Bettencourt to that position. In connection with Mr. Sbona’s service as our Chief Executive Officer, in the fiscal year ended May 31, 2003, we granted Mr. Sbona an option to purchase 1,000,000 shares of our common stock at an exercise price of $9.75, which was the fair market value of our common stock on the date of grant. The shares subject to such option will vest entirely upon certain change of control transactions or upon the termination of Mr. Sbona without cause. The options will also remain exercisable for one year following the termination of Mr. Sbona’s services. We issued these options to Mr. Sbona after a determination by our board that such options were appropriate and advisable to retain Mr. Sbona’s services.

In March 2003, we appointed Mr. Bettencourt as our President and Chief Executive Officer. In connection with Mr. Bettencourt’s service as our President and Chief Executive Officer, our board agreed to compensate Mr. Bettencourt at an annual salary of $500,000 with an annual incentive bonus of $175,000, subject to achievements of milestones and/or other criteria. Further, we granted to Mr. Bettencourt an option to purchase 300,000 shares of our common stock. We issued these options to Mr. Bettencourt after a determination by our board that such options were appropriate and advisable to retain Mr. Bettencourt’s services. In addition, Mr. Bettencourt received a bonus of $96,875 in fiscal year 2003. Of this bonus, $75,000 represented 100% payout of Mr. Bettencourt’s annual incentive bonus pro-rated for his service as our President from June 2002 through February 2003, and $21,875 represented 50% payout of Mr. Bettencourt’s annual incentive bonus pro-rated for his service as our President and Chief Executive Officer from March 2003 through May 2003, for meeting a portion, but not all, of our annual revenue and net income targets.

Compensation Committee

Steven M. Krausz

John G. Schwarz

Charles P. Waite, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Steven M. Krausz, John G. Schwarz and Charles P. Waite, Jr. served as members of the compensation committee during the fiscal year ended May 31, 2003. Mr. Schwarz became a member of the committee in March 2003.

None of our executive officers serves as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our board or compensation committee.

PERFORMANCE MEASUREMENT COMPARISON3

The following graph shows the total stockholder return of an investment of $100 in cash on May 31, 1998 for (i) our common stock, (ii) The Nasdaq Stock Market (U.S.) Index and (iii) The Nasdaq Computer & Data Processing Index. All values assume reinvestment of the full amount of all dividends and are calculated as of May 31 of each year.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG VERITY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND

THE NASDAQ COMPUTER & DATA PROCESSING INDEX

3 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 31, 1997, we appointed Mr. Sbona as our President and Chief Executive Officer, and we entered into an agreement with Regent Pacific Management Corporation, a management services firm. Mr. Sbona is the Chairman and Chief Executive Officer, and Mr. Young, our Chief Operating Officer, is a Director and Chief Operating Officer, of Regent Pacific. We reached the terms of the agreement in arms-length negotiations with Regent Pacific. As a result of a series of amendments, the latest of which occurred on March 4, 2003, the agreement has been extended through February 28, 2004. Pursuant to the amended agreement, Regent Pacific provides us management services at a fee of $50,000 per week. Mr. Sbona served as our Chief Executive Officer from July 1997 until March 2003 when we promoted Mr. Bettencourt to that position, and has been a member of our board since 1998. Mr. Sbona was our President from July 1997 until September 1999 when we promoted Mr. Bettencourt to that position. We may cancel the amended agreement without payment to Regent Pacific only after February 28, 2004. The amended agreement also provides us with an option to extend the term of the agreement through August 31, 2004. In addition, the amended agreement requires that we indemnify Regent Pacific and Mr. Sbona for certain liabilities arising out of the performance of services under the amended agreement.

In connection with Mr. Sbona’s service as our Chief Executive Officer, on July 18, 2002 our board granted Mr. Sbona an option to purchase 1,000,000 shares of our common stock at an exercise price of $9.75 per share. Any unvested shares subject to such options will vest entirely upon certain change of control transactions or upon a termination of Mr. Sbona without cause. The options will also remain exercisable for one year following the termination of Mr. Sbona’s services.

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for in those agreements, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as one of our directors, officers or other agents, and otherwise to the fullest extent permitted under Delaware law and our bylaws.

We have loans outstanding in the aggregate principal amount of NLG 592,544.40 (approximately $268,885) to Hugo Sluimer, our Senior Vice President, International Sales and European Operations. The loans were entered into on December 24, 1999 (NLG 14,989.80), December 24, 1999 (NLG 359,748.60), April 19, 2000 (NLG 209,931.00) and September 11, 2000 (NLG 7,875). The loans have an annual interest rate of 0%. Since the beginning of fiscal year 2003, the largest amount of indebtedness outstanding pursuant to the loans was NLG 592,544.40 (approximately $268,885), all of which was outstanding as of July 31, 2003.

We have entered into employment agreements with Anthony J. Bettencourt, our Director, President and Chief Executive Officer and Steven R. Springsteel, our Senior Vice President of Finance and Administration and Chief Financial Officer. Please see “Employment, Severance and Change of Control Arrangements.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to our Investor Relations Department, Verity, Inc., 894 Ross Drive, Sunnyvale, California 94089 or contact our Investor Relations Department at (408) 541-1500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Timothy J. Moore

Secretary

September 10, 2003

A copy of our annual report to the SEC on Form 10-K for the fiscal year ended May 31, 2003 is available without charge (excluding exhibits) upon written request to our Investor Relations, Verity, Inc., 894 Ross Drive, Sunnyvale, California 94089 or upon email request to investorrelations@verity.com.

APPENDIX A

VERITY, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Organization

The Audit Committee of the Board of Directors of Verity, Inc. (the “Company”) shall consist of at least three members of the Board of Directors (the “Board”). The members of the Audit Committee shall meet the independence and experience requirements of the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market (“Nasdaq”) applicable to audit committee members as in effect from time to time when and as required. At least one member of the Audit Committee shall be an “Audit Committee Financial Expert” as defined in the rules and regulations of the Securities and Exchange Commission.

Statement of Policy

The primary purpose of the Audit Committee shall be to act on behalf of the Company’s Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting practices and the quality and integrity of the Company’s financial statements and reports, as well as the qualifications, independence and performance of the certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”). The Audit Committee shall also provide oversight assistance in connection with legal and ethical compliance programs as established by management and the Board.

The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee, the Auditors and the Company’s financial management.

Meetings and Minutes

The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

Authority

The Audit Committee shall have:

•	Full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Audit Committee to discharge his or her responsibilities hereunder.

•	Authority to retain and determine funding for, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties.

•	Authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its special legal, accounting or other advisors and consultants.

•	Sole authority to for the appointment, compensation, retention and oversight of the Auditors (including resolution of disagreements between management and the Auditors).

•	Authority to incur ordinary administrative expenses as are necessary or appropriate to carry out the Audit Committee’s duties, which expenses shall be paid for by the Company.

Responsibilities

The primary responsibility of the Audit Committee shall be to oversee the Company’s accounting and financial reporting processes (including direct oversight of the Auditors), and the audits of the Company’s financial statements, on behalf of the Board and to report the results of these activities to the Board. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. To implement the Audit Committee’s purpose and policy, the Audit Committee shall be charged with the following functions and processes, with the understanding, however, that the Audit Committee may supplement or (except as otherwise required by law or the applicable rules of Nasdaq) deviate from these activities as appropriate under the circumstances:

1.    Select the Auditors to audit the financial statements of the Company and its divisions and subsidiaries, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company’s stockholders.

2.    Evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

3.    Determine the engagement of the Auditors, including the scope of plans for the audit, the adequacy of staffing and the compensation to be paid to the Auditors.

4.    Review and pre-approve the retention of the Auditors to perform any proposed permissible non-audit services, including the compensation to be paid therefor, authority for which may be delegated to one or more Audit Committee members, provided that all approvals of non-audit services pursuant to this delegated authority be presented to the full Audit Committee at its next meeting.

5.    Monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable law.

6.    Consider and, if deemed appropriate, adopt a policy regarding Audit Committee pre-approval of employment by the Company of individuals formerly employed by the Company’s Auditors and engaged on the Company’s account.

7.    Receive and review written statements, at least annually, from the Auditors delineating all relationships between the Auditors and the Company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the Auditors any disclosed relationships or services that could affect the Auditors’ objectivity and independence, and otherwise take appropriate action to oversee the independence of the Auditors.

8.    Meet with the Auditors and management to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

9.    Discuss with the Auditors and management results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any audit adjustments noted or proposed by the Auditors (whether “passed” or implemented in the financial statements), the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61.

10.    Discuss with the Auditors and management the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information and filing with the

Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this discussion.

11.    Review and discuss with the Auditors and management, as appropriate, earnings press releases, which discussions may be general discussions of the type of information (including the use of non-GAAP financial measures) to be disclosed or the type of presentation to be made. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this discussion.

12.    Review and discuss with the Auditors and management, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this discussion.

13.    Review with the Auditors and management significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under generally accepted accounting principles (“GAAP”), the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

14.    Review with the Auditors and management the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

15.    Review with the Auditors and the Company’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

16.    Evaluate the cooperation received by the Auditors during the audit, including the Auditors’ access to all requested records, data and information and any significant difficulties with the audit or any restrictions on the scope of the Auditors’ activities or access to required records, data and information, and to elicit the comments of management regarding the responsiveness of the Auditors to the Company’s needs.

17.    Review with the Auditors any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter.

18.    Meet with the Auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the Auditors or senior management believe should be discussed privately with the Audit Committee.

19.    Review with the Auditors and management, and ultimately to resolve, any conflicts or disagreements between the Auditors and management regarding financial reporting and accounting practices or policies.

20.    Consider and review with the Auditors, management, outside counsel, as appropriate, and, in the judgment of the Audit Committee, such special counsel, separate accounting firm and other consultants and advisors as the Audit Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

21.    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.    Review and, if determined appropriate, approve insider and affiliated-party transactions.

23.    Report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors or such other matters as the Audit Committee deems appropriate from time to time or whenever it shall be called upon to do so.

24.    Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and separate accountants for this purpose if, in its judgment, such retention or investigation is appropriate.

25.    Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

26.    Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

27.    Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Audit Committee, nor shall it be the Audit Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

DETACH HERE

PROXY

VERITY, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 23, 2003

The undersigned hereby appoints Gary J. Sbona and Steven R. Springsteel and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Verity, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Verity, Inc. to be held at the Sunnyvale Sheraton, 1100 N. Mathilda Avenue, Sunnyvale, California on Thursday, October 23, 2003 at 11:00 a.m., local time, (and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VERITY, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.	To elect two Directors to hold office until the 2006 Annual Meeting of Stockholders.
						FOR	AGAINST	ABSTAIN
	Nominees: (01) Anthony J. Bettencourt and (02) Stephen A. MacDonald			2.	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of Verity, Inc. for its fiscal year ending May 31, 2004.	☐	☐	☐
	FOR the nominees listed above	☐ ☐	WITHHOLD AUTHORITY to vote for the nominees listed above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)
					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Please vote, date and promptly return this Proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date: